Exhibit 99.1

Media Contact:

Stephanie Wonderlick

Red Hat, Inc.

swonderl@redhat.com

Phone: +1-571-421-8169

Red Hat Appoints Alfred W. Zollar to its Board of Directors

SAN FRANCISCO – RED HAT SUMMIT 2018 – May 7, 2018 – Red Hat, Inc. (NYSE: RHT), the world’s leading provider of open source solutions, today announced that Alfred (“Al”) W. Zollar has been appointed to Red Hat’s board of directors.

Zollar has served as an executive partner at Siris Capital Group, LLC, a private equity firm, since February 2014. He previously held several leadership positions at IBM, including serving as general manager of its Tivoli Software division; general manager for eServer iSeries; president and CEO of its Lotus Software division; and division general manager of its Network Computer Software division. Zollar began his career at IBM in 1977.

He currently serves on the board of directors of Public Service Enterprise Group Incorporated (PEG), an energy company operating primarily in the Northeastern and Mid-Atlantic states. At PEG, he serves as chair of the Finance Committee and as a member of the Audit, Fossil Generation Operations Oversight and Nuclear Generation Operations Oversight Committees. He previously served as a director of the Chubb Corporation, a property and casualty insurance company, from 2001 until 2016.

Supporting Quotes

Naren Gupta, chairman of Red Hat’s board of directors

“We are pleased to welcome Al Zollar to our board. Al brings deep knowledge of the global technology industry, and his extensive experience in leadership roles as an executive and a director will further strengthen our board. As Red Hat works with organizations around the world to help them navigate today’s dynamic business environment and expanding customer expectations for digital solutions, Al will help us continue to anticipate and deliver open source technologies to best serve their needs.”

Al Zollar, executive partner at Siris Capital Group; member of Red Hat’s board of directors

“I am honored to serve on the Red Hat board of directors. Red Hat is at the forefront of the technology industry and is well-positioned with its portfolio of open source solutions. I look forward to contributing to its continued success.”

About Red Hat, Inc.

Red Hat is the world’s leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; risks related to errors or defects in our offerings and third-party products upon which our offerings depend; risks related to the security of our offerings and other data security vulnerabilities; fluctuations in exchange rates; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; changes in and a dependence on key personnel; the ability to meet financial and operational challenges encountered in our international operations; and ineffective management of, and control over, the Company’s growth and international operations, as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

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